UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TEG LOAN TRANSACTION

On June 3, 2014, Tapia Holdings, LLC (“Tapia”), a Delaware limited liability company and wholly owned subsidiary of Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”), entered into (i) a Subordination and Intercreditor Agreement (“Intercreditor Agreement”), by and among Tapia, TEG Oil & Gas USA, Inc., a Colorado corporation (“TEG”), Sefton Resources, Inc., a British Virgin Islands corporations (“Sefton”), TEG MidContinent, Inc., a Colorado corporation (“TEGMC” and collectively with TEG and Sefton, the “Borrowers”), and Bank of the West, a California corporation (“BOTW”); (ii) an Amended and Restated Security Agreement (“Security Agreement”), by and among Tapia and TEG; and (iii) a Secured Subordinated Note Due July 31, 2014 (“Note”), issued by TEG in favor of Tapia, in each case, effective as of July 2, 2014. The Intercreditor Agreement, Security Agreement and Note are all entered into in connection with a proposal by Tapia to acquire a majority interest in the assets of TEG (the “Acquisition Proposal”), which, among other things, is subject to the affirmative vote of the shareholders of Sefton.

Note

Under the terms of the Note, TEG promises to pay Tapia the principal sum of $1,000,000.00, or such lesser amount as may be outstanding from time to time, with interest on the unpaid principal amount at the rate of 3.0% per annum. As of the date of the Note, the amount of outstanding advances was $552,305.69. Further advances are subject to the sole and absolute discretion of Tapia. The Note matures on July 31, 2014, at which time all outstanding principal and accrued interest will be due and payable in full, unless offset as a portion of the purchase consideration of the Acquisition (as defined below), as permitted by the  Security Agreement and as further described below. The Note is secured under the terms of, and by the collateral as set forth in, the Security Agreement. The Note also contains other terms and covenants of TEG that are customary for an agreement of this type.

The foregoing description of the Note is qualified in its entirety by the full text of the Note, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Security Agreement

Under the terms of the Security Agreement, TEG pledges and grants to Tapia, subject to the Intercreditor Agreement, a second priority security interest in all of the assets of TEG, to secure the repayment of all monetary obligations of TEG to Tapia (the “Loans”), including but not limited to those obligations made under the terms of the Note, and to secure the performance of TEG under the terms of the Note and the Security Agreement. TEG further acknowledges that the Loans are being made in contemplation of, and as partial consideration for, the Acquisition Proposal. Accordingly, the Security Agreement provides that if the transactions contemplated by the Acquisition Proposal are consummated (such transactions, the “Acquisition”), Tapia may apply any or all of the outstanding principal and accrued interest on the Note towards the consideration for the Acquisition. Further, under the terms of the Security Agreement, Tapia has the option, exercisable at any time prior to June 2, 2015, to cause TEG to contribute its assets to Tapia, LLC (“Tapia, LLC”), a newly organized California limited liability company and wholly-owned subsidiary of TEG, and to sell to Tapia TEG’s membership interests in Tapia, LLC at the rate of $59,171.60 for each 1.0% of membership interest in Tapia, LLC for cash or for such other consideration as set forth in the Security Agreement, including but not limited to, cancellation of outstanding amounts payable under the Note. TEG further covenants and agrees to cease and terminate any solicitation or encouragement of a third party acquisition proposal; provided, that, if TEG receives an unsolicited, bona fide acquisition proposal that is found to be superior to the Acquisition Proposal, to the extent Tapia declines to renegotiate the Acquisition Proposal or to otherwise match the terms of the third party acquisition proposal, TEG may pursue such third party acquisition proposal. The Security Agreement also contains other representations, warranties and covenants of both parties that are customary for an agreement of this type.

The foregoing description of the Security Agreement is qualified in its entirety by the full text of the Security Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Intercreditor Agreement

Under the terms of the Intercreditor Agreement, the Borrowers and Tapia covenant and agree that the repayment of any monetary obligation of any Borrower to Tapia, including but not limited to repayment of the advances made under the Note, shall be subordinate and subject in right and time of payment, to the payment if full of the Borrowers’ senior indebtedness to BOTW. All liens and security interests granted by the Borrowers in favor of Tapia, including but not limited to as set forth in the Security Agreement, are likewise subordinate for all purposes and all respects to the liens and security interests of BOTW in and to the collateral. The Intercreditor Agreement also contains other representations, warranties and covenants of all parties that are customary for an agreement of this type.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by the full text of the Intercreditor Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

The Loans are being made, in part, so that TEG can repay BOTW a portion of TEG’s past due obligations to BOTW under the terms of a Senior Loan Agreement, in exchange for BOTW forbearing, pursuant to a Forbearance Agreement with the Borrowers, on certain of its rights and remedies available to it under the Senior Loan Agreement.

SECURED CONVERTIBLE NOTE

On May 30, 2014, Sara Creek issued a Secured Convertible Promissory Note to Oceanside Strategies (the “Secured Convertible Note”), in the aggregate principal amount of $250,000. The Secured Convertible Note bears simple interest on the unpaid principal balance of the Secured Convertible Note at the rate of 12% per annum. The Secured Convertible Note is convertible at any time at the option of Oceanside Strategies into “Conversion Units.” Each Conversion Unit consists of one share of common stock of Sara Creek and one warrant to purchase one-half share of common stock of Sara Creek at an exercise price of $0.25 per share. The number of Conversion Units in to which the Secured Convertible Note is convertible is computed by dividing all of the then outstanding principal and accrued interest under the Secured Convertible Note by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events). Sara Creek will at all times reserve and keep available out of its authorized but unissued shares a sufficient number of shares of common stock to give effect to the conversion of the Secured Convertible Note. To secure Sara Creek’s obligations under the Secured Convertible Note, Sara Creek granted a security interest to Oceanside Strategies in all assets of Sara Creek. Sara Creek received gross proceeds in cash of $250,000 in connection with the issuance of the Secured Convertible Note. The proceeds from the Secured Convertible Note are to be used solely for the purpose of allowing Tapia to make advances to TEG under the terms of the Note. Any repayment of such advances by TEG to Tapia under the terms of the Note must be used by Sara Creek to immediately make repayment to Oceanside Strategies under the terms of the Secured Convertible Note. The Secured Convertible Note also contains other terms and covenants of Sara Creek that are customary for an agreement of this type.

The foregoing description of the Secured Convertible Note is qualified in its entirety by the full text of the Secured Convertible Note, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The issuance of the Secured Convertible Note described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On May 13, 2014, Sara Creek issued a Convertible Promissory Note to an investor (the “Convertible Note”), in the aggregate principal amount of $50,000. The Convertible Note bears simple interest on the unpaid principal balance of the Convertible Note at the rate of 12% per annum. The Convertible Note is convertible at any time at the option of the investor into common stock of Sara Creek. The number of shares of common stock in to which the Convertible Note is convertible is computed by dividing all of the then outstanding principal and accrued interest under the Convertible Note by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events). Sara Creek will at all times reserve and keep available out of its authorized but unissued shares a sufficient number of shares of common stock to give effect to the conversion of the Convertible Note. Sara Creek received gross proceeds in cash of $50,000 in connection with the issuance of the Convertible Note.

The issuances of the securities described in this Item 3.02 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
10.1	Secured Subordinated Note Due July 31, 2014
10.2	Amended and Restated Security Agreement
10.3	Subordination and Intercreditor Agreement
10.4	Secured Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	June 5, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer